SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 18, 1996
                                                  -----------------

                   Atlantic International Entertainment, Ltd.
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             (Exact name of registrant as specified in its charter)


    Delaware                          0-27256                  13-3858917
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(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)         Identification No.)


         2200 Corporate Boulevard, Suite 317, Boca Raton, Florida 33431
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (407) 995-2190


                             CEEE Group Corporation
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         (Former name or former address, if changed since last report.)


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         Item 5.  Other Events
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         On Monday, November 18, 1996, the Registrant, received shareholder approval to merge with and into its wholly-owned Delaware subsidiary, Atlantic International Entertainment, Ltd. and to, among other things, effect (i) a change in the Registrant's state of incorporation to Delaware; (ii) an increase in the authorized capital stock of the Registrant to 110,000,000 (100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock); and (iii) a 1 for 3 share exchange. A copy of the Agreement and Plan of Merger is attached hereto as an exhibit and incorporated herein by reference.

         The Registrant filed a Certificate of Merger with the Secretary of State of Delaware on November 22, 1996, and for corporate law purposes, the merger became effective as of that date. The new name of the Registrant is now Atlantic International Entertainment, Ltd. and the Registrant's state of incorporation is Delaware. The Registrant's common stock will continue to be traded on the Nasdaq OTC Bulletin Board ("Nasdaq"), under the new symbol "AIEE". The name and symbol change as well as the 1 for 3 share exchange became effective on Nasdaq as of the open of business on November 26, 1996.


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

         Item 7.  Financial Statements, Pro Forma Financial
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                  Information And Exhibits.
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         (c)  Exhibits:

                  (2) Agreement and Plan of Merger, dated November 18, 1996, by and between CEEE Group Corporation and Atlantic International Entertainment, Ltd.


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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ATLANTIC INTERNATIONAL
                                        ENTERTAINMENT, LTD.


Dated: December 3, 1996                By: /s/ Richard Iamunno
                                           ----------------------------------
                                           Name:  Richard Iamunno
                                           Title: President


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